EXHIBIT 99.1

Form of Proxy Card for WaveSmith Stockholders

WAVESMITH NETWORKS, INC.

Proxy for Special Meeting of Stockholders
to be held on ______, 2003

          The undersigned, having received notice of a Special Meeting of Stockholders of WaveSmith, Inc. (the “Company”) and revoking all prior proxies, hereby appoints Thomas Burkardt and Gregg Savage, and each of them, attorneys of the undersigned (with full power of substitution in them and each of them) for and in the name of the undersigned to attend the Special Meeting of Stockholders of the Company to be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, at [9:00 a.m.] local time on ______, 2003, and any adjournments of that meeting, and to vote and act upon the following matters in respect of all shares of stock of the Company of each and every class which the undersigned is entitled to vote or act upon, with all powers the undersigned would possess if personally present:

1.	To adopt the Agreement and Plan of Merger, dated as of April 9, 2003 by and between the Company, and CIENA Corporation, a Delaware corporation to approve the merger and the transactions contemplated by the merger agreement.

☐FOR	☐AGAINST	☐ABSTAIN

2.	To grant discretionary authority to vote in favor of any postponements or adjournments of the meeting, if necessary.

☐FOR	☐AGAINST	☐ABSTAIN

3.	Upon, or with regard to, any other matters which may properly come before the meeting or any adjournments thereof.

* * * * *

     Unless otherwise expressly provided hereon, this proxy shall be deemed to apply to shares of each class and series which the undersigned has the right to vote and shall be voted either as a separate class or series and/or with all other classes or series of capital stock of the Company as provided for by the Company’s Third Amended and Restated Certificate of Incorporation.

          YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

     Attendance of the undersigned at the meeting or any adjournment of that meeting will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote his shares in person. If the undersigned holds any of the shares of the Company in a joint capacity, this proxy is signed by the undersigned in such capacity as well as individually.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1, 2 AND 3 AND SHALL BE VOTED AT THE DISCRETION OF THE PROXY HOLDER FOR ANY PROPOSAL BROUGHT BEFORE THE MEETING UNDER ITEM 4.

     Date:                ______________________________________________________________________________, 2003

     Signature(s): ____________________________________________________________________________________

     Please Print Name:_________________________________________________________________________________

     Name Listed on Stock Certificate (if different from above):____________________________________________________

     If this Proxy applies to less than all shares of each class and series which the undersigned has the right to vote please indicate as to which shares of which class or series this proxy does not apply:

     Please date this Proxy and sign exactly as your name(s) appear(s) on your stock certificate(s). A separate Proxy is required for each stockholder. Stock held jointly, in trust or otherwise is deemed to be held by a different stockholder than stock held in one’s individual capacity. If you need additional proxies, please contact Jolie M. Siegel of Testa, Hurwitz & Thibeault, LLP at (617) 310-8456. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.

________________________________________________

PLEASE SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE
AS SOON AS POSSIBLE AND IN NO EVENT LATER THAN ____ __, 2003
________________________________________________

     I/We will attend the meeting.      Yes ___  No ___